Exhibit 99.3

$489,989.00

Las Vegas, NV
Dated: July 17, 2018

PROMISSORY NOTE

FOR VALUE RECEIVED, Lightning Gaming, Inc., a corporation organized under the laws of the State of Nevada, Lightning Slot Machines, LLC, a limited liability company organized under the laws of the State of Nevada and Lightning Poker, Inc., a corporation organized under the laws of the State of Pennsylvania (collectively, the “Borrower”) agrees and promises to pay to the order of PDS Gaming LLC, a limited liability company organized under the laws of the State of Minnesota (together with its endorsees, successors and assigns hereby collectively referred to as the “Holder”), at the principal office at 6280 Annie Oakley Drive, Las Vegas, Nevada 89120 or such other place as Holder may from time to time designate, the principal sum of Four Hundred Eighty-Nine Thousand Nine Hundred Eighty-Nine and 00/100 Dollars ($489,989.00), together with interest on the Principal Balance (as later defined) at the rate of interest hereinafter set forth, in readily available United States funds. This Note shall be payable in the following manner and on all the following terms and at the following times:

1.                  Definitions. For purposes of this Note the foregoing shall have the following meanings:

“Base Interest” shall mean the per annum rate of interest imposed on the Principal Balance in accordance with Section 3(a) below.

“Base Loan Maturity Date” shall mean July 17, 2021.

“Base Monthly Payment” shall mean the regular monthly installments of Base Interest and principal due under this Note on each Monthly Payment Date pursuant to Section 6(a).

“Closing Date” shall mean the date of this Note.

“Contingent Interest” shall have the meaning given to such term in Section 3(c) below.

“Contingent Interest Maturity Date” shall mean forty-eight months from the Closing Date of this Note.

“Default” shall have the meaning given to such term in Section 10 below.

“Default Rate” shall have the meaning given to such term in Section 3(b) below.

“Master Loan Agreement” shall mean the Master Loan Agreement dated July17, 2018 entered into by and between Borrower and Holder, wherein Holder has agreed to lend to Borrower the Principal of this Note subject to compliance with the terms and conditions of this Note and the Master Loan Agreement.

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“Note” shall mean this Promissory Note, in the principal amount of $489,989.15, issued by Borrower to Holder pursuant to the Master Loan Agreement and any amendments, modifications, and/or replacement hereof.

“Principal” shall mean the principal sum of $489,989.15.

“Principal Balance” shall mean the Principal from time to time outstanding and unpaid on this Note.

Terms not defined herein or elsewhere in this Note shall have the meaning ascribed to them in the Master Loan Agreement.

2.                  Principal Advance. The Principal under this Note will be advanced by Holder (i) directly to the Borrower for payment of all existing secured loans (ii) directly to the Borrower for reimbursement of deposits to the manufacturers of the Equipment; or (iii) directly to the manufacturer of the Equipment pursuant to the terms and conditions of the Master Loan Agreement.

3.                  Interest Rate. The Principal Balance of this Note at the close of each day shall accrue interest at the following per annum rates of interest:

a.                   Base Interest. From and after the date hereof the Principal Balance shall bear interest at an annual rate of eleven percent (11.0%). The annual rate in effect with respect to this Note is hereafter referred to as the “Base Interest.”

b.                  Default Rate. If a Default (as later defined) occurs under this Note, then, at the option of Holder hereof, during the entire period during which such Default shall occur and be continuing, interest shall be payable on the Principal Balance at a per annum rate of interest equal to the lesser of (i) the maximum lawful rate of interest permitted to be paid on this Note; or (ii) Eighteen Percent (18%) (the “Default Rate”), whether or not Holder has exercised its option to accelerate the maturity of this Note and declare the entire Principal Balance due and payable.

c.                   Contingent Interest. In addition to the Base Interest, Borrower shall pay Contingent Interest as calculated in Section 6(b), which shall be hereafter referred to as “Contingent Interest”.

4.                  Basis of Computation. Base Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year, compounded on each Monthly Payment Date (as later defined). Base Interest shall commence and accrue as to the Principal Balance on the date hereof.

5.                  Late Charge. In the event that any payment required hereunder is not paid within five (5) days after the due date thereof, Borrower agrees to pay a late charge of $.05 per $1.00 of unpaid payment to defray the costs of Holder incident to collecting such late payment. This late charge shall apply individually to all payments past due, and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Holder may have including the right to declare the entire Principal Balance and interest immediately due and payable.

6.                  Terms of Payment. The Note shall be payable as follows:

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a.                   Base Monthly Payments. Commencing on August 17, 2018, and on the same calendar day of each calendar month thereafter (each a “Monthly Payment Date”) up to and including July 17, 2021, monthly installments of principal and accrued interest shall be due and payable as set forth on Annex A attached hereto until this Note is paid in full (“Base Monthly Payment”) (each an “Installment”). Each monthly Installment shall be in an amount equal to the monthly amount necessary to fully amortize the then outstanding Principal Balance and accrued interest under this Note in equal monthly Installments by the Base Loan Maturity Date. The entire Principal Balance plus all accrued interest and all other charges and sums due under this Note, shall be due and payable in full on the earlier to occur of the following:

(i)                 The Base Loan Maturity Date; or

(ii)       Such earlier date as payment hereunder shall have been accelerated by the occurrence of a Default hereunder;

In addition to each Base Monthly Payment, Borrower is required to remit Contingent Interest Payments, if any, as defined in subsection b of this Section 6. The Contingent Interest Payments are due and payable when each Installment is due and payable.

b.                  Contingent Interest Payments. The Contingent Interest Payment, calculated on a monthly basis, is that amount equal to $3.50 per each On-Line Day per Unit of Equipment and continuing until the earlier to occur of the following:

(i) A Unit has reached 730 On-Line Days; or

(ii) The Contingent Interest Maturity Date; or

(iii) Such earlier date as payment hereunder shall have been accelerated by the occurrence of a Default hereunder;

On-line Days is calculated as the number of days each Unit is operating under a Lease Agreement and generating revenue for the Borrower. Once a Unit has attained 730 On-Line Days, Borrower is no longer obligated to pay Contingent Interest for such Unit. In the event a certain Unit has reached the Contingent Interest Maturity Date prior to attaining 730 On-Line Days, then Borrower is obligated to pay the Lender the remaining Contingent Interest due for such Unit. By way of example only; if at the end of the Contingent Interest Maturity Date a Unit has operated for 600 On-Line Days, then Borrower shall pay to Lender an amount equal to 130 On-Line Days x $3.50. (Base Monthly Payments along with Contingent Interest Payments each a “Payment” and collectively, the “Payments”). Lender acknowledges that Borrower will only place 37 of the 40 Units from the initial order in casinos and the other 3 Units will be used for research and development; therefore, there will be no Contingent Interest due for those 3 Units.

7.                  Application of Payments. All payments shall be applied in accordance with the terms of the Master Loan Agreement. If any payment of Principal, interest, late charge or any other sum required to be made hereunder shall become due and payable on a day other than a Business Day, then the due date of such payment shall be extended to the next succeeding Business Day with the same force and effect as if made on the scheduled payment or prepayment date, and without additional interest accruing thereon. If an Event of Default exists, the Holder may apply any Payments received to Principal, interest, late charges or other amounts due from the Borrower, including Contingent Interest, in such order as Holder, in its sole discretion shall determine.

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8.                  Prepayment. The Principal Balance of this Note may be prepaid subject to the conditions set forth in the Master Loan Agreement.

9.                  Security. The payment and performance of this Note is secured by that certain Security Agreement made by Borrower for the benefit of Holder, dated July 17, 2018, under which Borrower has granted to Holder a security interest in the Collateral, including, but not limited to the Equipment (the “Security Agreement”). This Note is executed pursuant to the terms and conditions of the Master Loan Agreement wherein Borrower is issuing this Note to Holder and Holder is lending the Principal sum of the Note to Borrower.

10.              Default. If (i) a default be made in any payment when due in accordance with the terms and conditions of this Note, or (ii) an Event of Default occurs under the Master Loan Agreement or the Security Agreement (any of the events described in clauses (i) and (ii) being herein singularly and collectively referred to as a “Default”), the entire Principal Balance together with accrued interest thereon and all other charges, including Contingent Interest, if any, shall become immediately due and payable at the option of Holder.

11.              Time of Essence; No Waiver. Time is of the essence. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion. All rights and remedies of Holder under the terms of this Note, under the terms of the Master Loan Agreement, the Security Agreement and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently.

12.              Costs of Collection. In the event of any Default hereunder Borrower agrees to reimburse Holder for the costs of collection, including arbitration and court costs (if any) and reasonable attorneys’ fees incurred in collecting the indebtedness secured hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Holder hereunder, under the Master Loan Agreement, under the Security Agreement or under any other document or instrument executed and delivered in connection herewith or therewith, and in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings in other court proceedings brought in accordance with the Master Loan Agreement, the Security Agreement, and all costs and expenses incurred by Holder in protecting or preserving the property or interests which are subject to the Master Loan Agreement or the Security Agreement.

13.              Waiver of Presentment, Etc. Except as otherwise required under this Note, the Master Loan Agreement or the Security Agreement, demand for payment, presentment for payment, protest, notice of protest, notice of non-payment, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any collateral securing this Note, all other notices as to this Note, diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold such person or entity to any obligation hereunder are waived. Consent is given to any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to, any party liable for payment hereof.

14.              Use of Proceeds. The Principal advanced under this Note is to be used for the purposes set forth in the Master Loan Agreement and in consideration of the promises, representations, warranties and covenants set forth herein and in the Master Loan Agreement and related documents.

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15.              Authorization. This Note is issued by Borrower, pursuant to and in full compliance with the formation and organizational documents of Borrower and an authorizing resolution of the Borrower.

16.              Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Nevada without regard to conflict of law principles, and applicable federal law. Whenever possible, each provision of this Note and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Executed as of the date first above written.

LIGHTNING GAMING, INC.	Lightning Poker, inc.
By:___________________________________ Name: ________________________________ Title: _________________________________	By:___________________________________ Name: ________________________________ Title: _________________________________

LIGHTNING SLOT MACHINES, LLC
By:___________________________________ Name: ________________________________ Title: _________________________________

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Annex A

Base Monthly Payment Schedule

		Base Loan Rate
		11.00%

		pmt	int	bal
0	7/17/2018			489,989
1	8/17/2018	(16,082.68)	4,641.29	478,548
2	9/17/2018	(16,082.68)	4,532.91	466,998
3	10/17/2018	(16,082.68)	4,280.81	455,196
4	11/17/2018	(16,082.68)	4,311.72	443,425
5	12/17/2018	(16,082.68)	4,064.73	431,407
6	1/17/2019	(16,082.68)	4,086.38	419,411
7	2/17/2019	(16,082.68)	3,972.75	407,301
8	3/17/2019	(16,082.68)	3,484.69	394,703
9	4/17/2019	(16,082.68)	3,738.71	382,359
10	5/17/2019	(16,082.68)	3,504.96	369,781
11	6/17/2019	(16,082.68)	3,502.65	357,201
12	7/17/2019	(16,082.68)	3,274.35	344,393
13	8/17/2019	(16,082.68)	3,262.17	331,572
14	9/17/2019	(16,082.68)	3,140.73	318,630
15	10/17/2019	(16,082.68)	2,920.78	305,469
16	11/17/2019	(16,082.68)	2,893.47	292,279
17	12/17/2019	(16,082.68)	2,679.23	278,876
18	1/17/2020	(16,082.68)	2,641.57	265,435
19	2/17/2020	(16,082.68)	2,514.26	251,866
20	3/17/2020	(16,082.68)	2,231.82	238,016
21	4/17/2020	(16,082.68)	2,254.54	224,187
22	5/17/2020	(16,082.68)	2,055.05	210,160
23	6/17/2020	(16,082.68)	1,990.68	196,068
24	7/17/2020	(16,082.68)	1,797.29	181,782
25	8/17/2020	(16,082.68)	1,721.88	167,422
26	9/17/2020	(16,082.68)	1,585.85	152,925
27	10/17/2020	(16,082.68)	1,401.81	138,244
28	11/17/2020	(16,082.68)	1,309.48	123,471
29	12/17/2020	(16,082.68)	1,131.81	108,520
30	1/17/2021	(16,082.68)	1,027.92	93,465
31	2/17/2021	(16,082.68)	885.32	78,268
32	3/17/2021	(16,082.68)	669.62	62,855
33	4/17/2021	(16,082.68)	595.37	47,367
34	5/17/2021	(16,082.68)	434.20	31,719
35	6/17/2021	(16,082.68)	300.45	15,937
36	7/17/2021	(16,082.68)	146.09	(0.00)

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